SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2002

Commission File No. 001-16111

Global Payments Inc.
(Exact name of registrant as specified in its charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

Four Corporate Square, Atlanta, Georgia 30329
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (404) 728-2719

N/A
(Former name, former address and former fiscal year, if changed since last report)

Item 4.    Changes in Registrant’s Certifying Accountant.

The Audit Committee of the Board of Directors of Global Payments Inc. annually considers and recommends to the Board the selection of Global Payments’ independent public accountants. As recommended by Global Payments’ Audit Committee, Global Payments’ Board of Directors on May 2, 2002 decided to dismiss Arthur Andersen LLP (“Andersen”) as Global Payments’ independent public accountants and engaged Deloitte & Touche LLP to serve as Global Payments’ independent public accountants for the remainder of the fiscal year ending May 31, 2002 and thereafter.

Andersen’s reports on Global Payments’ consolidated financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Andersen recently completed the SAS 71 review for Global Payments’ consolidated financial statements for the third quarter ended February 28, 2002. Global Payments filed its third quarter report on Form 10-Q with the Securities and Exchange Commission on April 5, 2002.

During Global Payments’ two most recent fiscal years and through the date of this Form 8-K, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter in connection with their report on Global Payments’ consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

Global Payments’ provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Andersen’s letter, dated May 7, 2002, stating its agreement with such statements.

During Global Payments’ two most recent fiscal years and through the date of this Form 8-K, Global Payments’ did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Global Payments’ consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(1)(iv) and (v) of Regulation S-K.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

c)    Exhibits.    The following exhibits are filed with this document.

Exhibit Number	Description

16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 7, 2002

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL PAYMENTS INC. (Registrant)

By:	/s/ JAMES G. KELLY
James G. Kelly Chief Financial Officer (Principal Financial Officer and Chief Accounting Officer)

Date:    May 7, 2002